EXHIBIT 10.1

2011 Bonus Plan

The Compensation Committee of the Board recommends to the Board a tiered payment cash bonus plan for the Company’s senior leadership team for fiscal year 2011 based on the following parameters (the “2011 Cash Bonus Plan”):

•                  The bonus for each measurement period will be based 80% on the EBITDA target for that period and 20% on achievement of individual performance objectives for that period, but personal objectives-based bonuses are payable only if at least 90% of the EBITDA target is achieved for the that period.

•                  If the Company achieves 90% of the targeted EBITDA earnings for a measurement period, then 50% of the bonus for financial results for that period would be payable, and the employee would be eligible to receive up to 50% of the personal objectives bonus for the period to the extent achieved.

•                  If the Company achieves 95% of the targeted EBITDA earnings for a measurement period, then 75% of the bonus for financial results for that period would be payable, and the employee would be eligible to receive up to 75% of the personal objectives bonus for the period to the extent achieved.

•                  If the Company achieves 100% of the targeted EBITDA earnings for a measurement period, then 100% of the bonus for financial results for that period would be payable, and the employee would be eligible to receive up to 100% of the personal objectives bonus for the period to the extent achieved.

•                  If the Company exceeds the targeted EBITDA earnings for a measurement period, then the bonus for that period would be payable at the like percentage (point for point), up to an additional 25% (30% for the executive management group) maximum (e.g., if EBITDA is 103% of the targeted budget, then 103% of available bonus would be payable for the period).

•                  The measurement periods will be the first six months of the fiscal year (end of Q2), and the entire fiscal year (end of Q4).

•                  The bonus opportunity will be split into two increments and evaluated and paid at the end of each payment period as follows: 30% for first half, payable after the end of Q2; and 70% for the entire fiscal year, payable after the fiscal year end. The mid-year bonus will be a “down payment” on the final year-end bonus, and may be taken into consideration in the final year-end bonus determination.  Bonuses will be deemed earned when the final year-end bonus is paid and not before.